Exhibit 3.1

P08000042648
FILED
April 28, 2008
Sec. of State
jshivers

Electronic Articles of Incorporation
For
ALTERNATIVE ENERGY PARTNERS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:

ALTERNATIVE ENERGY PARTNERS, INC.

Article II
The principal place of business address:

6371 COLLINS ROAD
#916
JACKSONVILLE, FL.   32244

The mailing address of the corporation is:

6371 COLLINS ROAD
#916
JACKSONVILLE, FL.   32244

Article III
The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is: 50,000,000 COMMON, $.0001 PAR VALUE

Article V
The name and Florida street address of the registered agent is:

RICHARD P. GREENE BUSINESS AND LEGAL SUPPO
2400 E COMMERCIAL BLVD.
SUITE 201

FT LAUDERDALE, FL.   33308

P08000042648
FILED
April 28, 2008
Sec. of State
jshivers

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:   RICHARD P. GREENE

Article VI
The name and address of the incorporator is:

RICHARD P. GREENE BUSINESS AND LEGAL SUPPORT INC.
2400 E COMMERCIAL BLVD.
SUITE 201
FT LAUDERDALE, FL 33308

Incorporator Signature:   RICHARD P. GREENE

Article VII
The initial officer(s) and/or directors) of the corporation is/are:

Title:   PSD
MICHAEL GIORDANO
6371 COLLINS ROAD, #916
JACKSONVILLE, FL.   32244 US